                                                                  Exhibit (5)(c)


                         ADDENDUM NO. 2 TO ADVISORY AGREEMENT

          This Addendum No. 2, dated as of the 3rd day of March, 1998, is entered into between THE GALAXY FUND, a Massachusetts business trust, located in Westboro, Massachusetts ("Galaxy"), and FLEET INVESTMENT ADVISORS INC., a New York corporation, located in Boston, Massachusetts (the "Adviser").

          WHEREAS, Galaxy and the Adviser have entered into an Advisory Agreement dated as of May 19, 1994, which was extended to additional investment portfolios of Galaxy by Addendum No. 1 dated as of December 1, 1995 (the "Advisory Agreement"), pursuant to which Galaxy appointed the Adviser to act as investment adviser to Galaxy for its Money Market Fund, Government Fund, Tax-Exempt Fund, U.S. Treasury Fund, Institutional Government Money Market Fund (formerly know as the Institutional Treasury Money Market Fund), Short-Term Bond Fund, Intermediate Government Income Fund, High Quality Bond Fund, Corporate Bond Fund, Tax-Exempt Bond Fund, New York Municipal Bond Fund, Connecticut Municipal Bond Fund, Massachusetts Municipal Bond Fund, Rhode Island Municipal Bond Fund, Equity Value Fund, Equity Growth Fund, Equity Income Fund, International Equity Fund, Small Company Equity Fund, Asset Allocation Fund, Growth and Income Fund, Connecticut Municipal Money Market Fund, Massachusetts Municipal Money Market Fund and Small Cap Value Fund (each a "Fund");

          WHEREAS, Galaxy has notified the Adviser that it has established three new portfolios, namely the New Jersey Municipal Bond Fund, MidCap Equity Fund and Strategic Equity Fund and that it desires to retain the Adviser to act as the investment adviser therefor, and the Adviser has notified Galaxy that it is willing to serve as investment adviser for the New Jersey Municipal Bond Fund, MidCap Equity Fund and Strategic Equity Fund;

          NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. APPOINTMENT. Galaxy hereby appoints the Adviser to act as investment adviser to Galaxy for the New Jersey Municipal Bond Fund, MidCap Equity Fund and Strategic Equity Fund for the period and on the terms set forth in the Advisory Agreement. The Adviser hereby accepts such appointment and agrees to render the services set forth in the Advisory Agreement for the compensation herein provided.

          2. COMPENSATION. For the services provided and the expenses assumed pursuant to the Advisory Agreement with respect to the New Jersey Municipal Bond Fund, MidCap Equity Fund and Strategic Equity Fund, Galaxy will pay the Adviser and the Adviser will accept as full compensation therefor fees, computed daily and paid monthly, based on the net assets of the New Jersey Municipal Bond Fund, Mid Cap Equity Fund and Strategic Equity

Fund considered separately on a per-Fund basis, at the annual rate of .75% of the net assets of each of the New Jersey Municipal Bond Fund, MidCap Equity Fund and Strategic Equity Fund.

          3. CAPITALIZED TERMS. From and after the date hereof, the term "Fund" as used in the Advisory Agreement shall be deemed to include the New Jersey Municipal Bond Fund, MidCap Equity Fund and Strategic Equity Fund. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Advisory Agreement.

          4. MISCELLANEOUS. Except to the extent supplemented hereby, the Advisory Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

          IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                              THE GALAXY FUND


                              By: /s/John T. O'Neill
                                  -------------------------
                              Title: President

                              FLEET INVESTMENT ADVISORS INC.


                              By: /s/illegible
                                  -------------------------
                              Title:
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